     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1996
                                                        REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            KENSEY NASH CORPORATION
             (Exact name of registrant as specified in its charter)

                     DELAWARE                          36-3316412
           (State or other jurisdiction            (IRS Employer
         of incorporation or organization)         Identification Number)


          55 EAST UWCHLAN AVENUE, SUITE 204, EXTON, PENNSYLVANIA 19341 (Address of Principal Executive Offices including Zip Code)

         Kensey Nash Corporation Employee Common Stock Settlement Plan, Kensey Nash Corporation Non-Employee Directors' Stock Option Plan and
          Kensey Nash Corporation Employee Incentive Compensation Plan

                             (Full title of plans)

                               JOSEPH W. KAUFMANN
         CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHIEF FINANCIAL OFFICER
                            KENSEY NASH CORPORATION
          55 EAST UWCHLAN AVENUE, SUITE 204, EXTON, PENNSYLVANIA 19341
                                 (610) 524-0188
           (Name, address and telephone number of agent for service)

                                WITH A COPY TO:
                             DAVID R. SHEVITZ, P.C.
                               LAWRENCE D. LEVIN
                             KATTEN MUCHIN & ZAVIS
                       525 WEST MONROE STREET, SUITE 1600
                            CHICAGO, ILLINOIS 60661
                                 (312) 902-5200

                        CALCULATION OF REGISTRATION FEE

                                  on next page


================================================================================

======================================================================================================================
                                      CALCULATION OF REGISTRATION FEE
======================================================================================================================

                                                                                     Proposed
                                                                  Proposed           Maximum
                                           Maximum                Maximum           Aggregate
           Title of Securities           Amount to be           Offering Price       Offering         Amount of
             to be Registered             Registered               Per Share          Price        Registration Fee
       ---------------------------       ----------------        --------------    -----------     ----------------
       Common Stock,
         $.001 par value . . . . .         457,171 shares(1)         $12.00 (2)     $ 5,486,052         $ 1,892

       Common Stock,
         $.001 par value . . . . .         676,000 shares(3)        $  9.31 (4)     $ 6,293,560 (5)     $ 2,170

       Common Stock,
         $.001 par value . . . . .         254,000 shares(6)         $15.75 (7)     $ 4,000,500         $ 1,379
                                         ---------                                  -----------     ------------
         TOTAL:                          1,387,171                                  $15,780,112         $ 5,441
=====================================================================================================================


__________________
(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals. This subtotal represents the number of shares previously issued to the selling stockholders that are to be registered and offered by them.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based on the fair market value of the shares on the date the selling stockholders received the shares.
(3) This subtotal represents the sum of shares issuable upon exercise of options that have previously been granted under the Kensey Nash Corporation Employee Incentive Compensation Plan and the Kensey Nash Corporation Non-Employee Directors' Stock Option Plan as of the date of this Registration Statement. Of the total of 676,000 shares that will be issuable upon the exercise of such options previously granted, 661,000 shares will be issuable upon exercise of options previously granted under the Employee Incentive Compensation Plan and 15,000 shares will be issuable upon exercise of options previously granted under the Non-Employee Directors' Stock Option Plan.
(4) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.
(5) Computed in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 3 above.
(6) This subtotal represents the sum of shares issuable upon exercise of options that have not been granted yet under the Employee Incentive Compensation Plan and the Non-Employee Directors' Stock Option Plan as of the date of this Registration Statement. Of the total of 254,000 shares that will be issuable upon the exercise of such options to be granted in the future, 239,000 shares will be issuable upon exercise of options to be granted in the future under the Employee Incentive Compensation Plan and 15,000 shares will be issuable upon exercise of options to be granted under the Non-Employee Directors' Stock Option Plan.
(7) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the closing price of the Common Stock as reported in The Nasdaq National Market on May 15, 1996.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         The information called for in Part I of Form S-8 is currently included in the prospectus for the Kensey Nash Corporation Employee Common Stock Settlement Plan, Kensey Nash Corporation Non-Employee Directors' Stock Option Plan and Kensey Nash Corporation Employee Incentive Compensation Plan (collectively, the "Plans"), and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

         The Form S-8 has one form of prospectus. The prospectus is to be used for reoffers and resales of the Company's Common Stock acquired by certain individuals who are participants in the Kensey Nash Corporation Employee Common Stock Settlement Plan. This Prospectus has been prepared in accordance with the requirements of Form S-3, as required by the conditions specified in General Instructions C to Form S-8.

                            Kensey Nash Corporation

                         457,171 SHARES OF COMMON STOCK

                             55 EAST UWCHLAN AVENUE
                                   SUITE 204
                           EXTON, PENNSYLVANIA 19341
                                 (610) 524-0188


         This Prospectus relates to up to 457,171 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock") of Kensey Nash Corporation (the "Company"), which may be offered by the Selling Security Holders (as hereinafter defined) listed herein under the caption "Selling Security Holders." All 457,171 Shares were acquired by certain individuals who are participants in the Kensey Nash Corporation Employee Common Stock Settlement Plan.

         The 457,171 Shares covered by this Prospectus may be offered by the Selling Security Holder from time to time in transactions on the Nasdaq Stock Market ("Nasdaq"), at prices and terms then obtainable, through negotiated transactions at negotiated prices, or through underwriters, broker-dealers or otherwise; however, there is no commitment to sell any of these Shares. The amount of Shares offered will be determined from time to time by each Selling Security Holder at his sole discretion. The Company will not receive any part of the proceeds of any sales. Any brokers' commissions, discounts, or other underwriters' compensation will be paid by the Selling Security Holder. None of the Shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

         The Selling Security Holders, and the broker-dealers through whom sales may be made, may, the Company not so conceding, be deemed to be underwriters under the Securities Act of 1933 (the "Securities Act"), and any commissions paid or any discounts or concessions allowed to such broker-dealers may be underwriting discounts and commissions under the Securities Act.

         The Company's Common Stock is traded on Nasdaq. On May 17, 1996, the closing price of the Common Stock on Nasdaq was $15.00 per Share.





    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADE-
                 QUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is May 20, 1996

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Selling Security Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Description of Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7


         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Security Holders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and are also available for inspection and copying at the following regional offices at the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by mail addressed to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company has filed a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with the Commission with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied in the manner and at the sources described above.

         The Company was incorporated in Delaware in 1984. Its principal executive offices are located at 55 East Uwchlan Avenue, Suite 204, Exton, Pennsylvania 19341 and its telephone number is (610) 524-0188. The Common Stock of the Company is traded on Nasdaq and is quoted under the symbol "KNSY."

                            SELLING SECURITY HOLDERS

        The following table sets forth, as of May 1, 1996, certain information regarding the beneficial ownership of the outstanding Common Stock by each Selling Security Holder, both before the offering of the Shares and as adjusted to reflect the sale of the Shares. Each person named in the following table has, to the knowledge of the Company, sole voting and investment power with respect to the Shares beneficially owned.

                                                                                            Beneficial
                                                                                          Ownership After
                                                                                            Offering(2)
                                                     Beneficially         Number of    ---------------------
                                                     Owned Prior        Shares Being   Number of
       Name of Selling Security Holder               to Offering         Offered(1)       Shares     Percent
---------------------------------------------        -------------    --------------   ---------    --------
David A. Ambruster (3)  . . . . . . . . . . .             1,438                500           938        *
David Anderson  . . . . . . . . . . . . . . .            14,295             14,295            --       --
James D. Beiloski (4) . . . . . . . . . . . .             2,563              1,000         1,563        *
Carol T. Bolger (5) . . . . . . . . . . . . .             2,563              1,000         1,563        *
Julie N. Broderick (6)  . . . . . . . . . . .            47,288             23,850        23,438        *
John Christie (7) . . . . . . . . . . . . . .             2,094              1,469           625        *
Sandra F. Cizmarik (8)  . . . . . . . . . . .             1,938              1,625           313        *
H. Clupper  . . . . . . . . . . . . . . . . .             8,333              8,333            --       --
John C. Cole (9)  . . . . . . . . . . . . . .             1,125                500           625        *
Donald Daveler (10) . . . . . . . . . . . . .            30,050             17,550        12,500        *
Doris V. DeFelice (11)  . . . . . . . . . . .               938                625           313        *
Todd M. DeWitt (12) . . . . . . . . . . . . .            30,775             15,150        15,625        *
Douglas G. Evans (13) . . . . . . . . . . . .           176,250             70,000       106,250      2.43
Alan L. Gofberg (14)  . . . . . . . . . . . .             2,338              1,400           938        *
Rosemary Hattal (15)  . . . . . . . . . . . .               969                500           469        *
Keith W. Henry (16) . . . . . . . . . . . . .             1,281                500           781        *
Edna Holts (17) . . . . . . . . . . . . . . .             1,981              1,200           781        *
Leslie A. Howard (18) . . . . . . . . . . . .             2,000              1,375           625        *
Barry L. Hufford (19) . . . . . . . . . . . .             1,688                750           938        *
Jimi L. Jackson (20)  . . . . . . . . . . . .             1,469              1,000           469        *
Joseph W. Kaufmann (21) . . . . . . . . . . .           350,208            165,833       184,375      4.77
William G. Kelly (22) . . . . . . . . . . . .               813                500           313        *
Raymond F. Mannion (23) . . . . . . . . . . .            34,200             21,700        12,500        *
Robert L. McDade (24) . . . . . . . . . . . .             3,813              2,250         1,563        *
Howard L. Miller (25) . . . . . . . . . . . .             2,119              1,025         1,094        *
Nina Moffett-Lake (26)  . . . . . . . . . . .             1,250                625           625        *
Jeffrey O'Donnell . . . . . . . . . . . . . .            65,833             65,833            --       --
Robert P. O'Fee (27)  . . . . . . . . . . . .            12,063             10,500         1,563        *
Alan S. Raichle (28)  . . . . . . . . . . . .             2,581              1,800           781        *
William R. Romans (29)  . . . . . . . . . . .               534                300           234        *
Deborah Sager (30)  . . . . . . . . . . . . .               844                375           469        *
June Sheets (31)  . . . . . . . . . . . . . .             7,875              4,750         3,125        *
Justin Sommerville (32) . . . . . . . . . . .               938                625           313        *
Elaine Sturgill-Stout (33)  . . . . . . . . .               831                675           156        *
Monica Y. Trammell (34) . . . . . . . . . . .             1,238                925           313        *
Greg A. Walters (35)  . . . . . . . . . . . .            23,625              8,000        15,625        *
Edward R. Woerner (36)  . . . . . . . . . . .             1,125                500           625        *
Richard Yeagley . . . . . . . . . . . . . . .             8,333              8,333            --       --
                                                                                  (Footnotes on next page)

-----------------
*  less than 1%.

(1) Represents the maximum number of Shares that may be sold by each Selling Security Holder pursuant to this Prospectus.
(2) Assumes the Selling Security Holders sell all of their Shares pursuant to this Prospectus. The Selling Security Holders may sell all or part of their Shares.
(3) Includes options to acquire 938 Shares which are exercisable within 60 days.
(4) Includes options to acquire 1,563 Shares which are exercisable within 60 days.
(5) Includes options to acquire 1,563 Shares which are exercisable within 60 days.
(6) Includes options to acquire 23,438 Shares which are exercisable within 60 days.
(7) Includes options to acquire 625 Shares which are exercisable within 60 days.
(8) Includes options to acquire 313 Shares which are exercisable within 60 days.
(9) Includes options to acquire 625 Shares which are exercisable within 60 days.
(10) Includes options to acquire 12,500 Shares which are exercisable within 60 days.
(11) Includes options to acquire 313 Shares which are exercisable within 60 days.
(12) Includes options to acquire 15,625 Shares which are exercisable within 60 days.
(13) Includes options to acquire 106,250 Shares which are exercisable within 60 days.
(14) Includes options to acquire 938 Shares which are exercisable within 60 days.
(15) Includes options to acquire 469 Shares which are exercisable within 60 days.
(16) Includes options to acquire 781 Shares which are exercisable within 60 days.
(17) Includes options to acquire 781 Shares which are exercisable within 60 days.
(18) Includes options to acquire 625 Shares which are exercisable within 60 days.
(19) Includes options to acquire 938 Shares which are exercisable within 60 days.
(20) Includes options to acquire 469 Shares which are exercisable within 60 days.
(21) Includes options to acquire 184,375 Shares which are exercisable within 60 days.
(22) Includes options to acquire 313 Shares which are exercisable within 60 days.
(23) Includes options to acquire 12,500 Shares which are exercisable within 60 days.
(24) Includes options to acquire 1,563 Shares which are exercisable within 60 days.
(25) Includes options to acquire 1,094 Shares which are exercisable within 60 days.
(26) Includes options to acquire 625 Shares which are exercisable within 60 days.
(27) Includes options to acquire 1,563 Shares which are exercisable within 60 days.
(28) Includes options to acquire 781 Shares which are exercisable within 60 days.
(29) Includes options to acquire 234 Shares which are exercisable within 60 days.
(30) Includes options to acquire 469 Shares which are exercisable within 60 days.
(31) Includes options to acquire 3,125 Shares which are exercisable within 60 days.
(32) Includes options to acquire 313 Shares which are exercisable within 60 days.
(33) Includes options to acquire 156 Shares which are exercisable within 60 days.
(34) Includes options to acquire 313 Shares which are exercisable within 60 days.
(35) Includes options to acquire 15,625 Shares which are exercisable within 60 days.
(36) Includes options to acquire 625 Shares which are exercisable within 60 days.

                              PLAN OF DISTRIBUTION

        The Company will receive no proceeds from this offering. The Shares offered hereby may be sold by the Selling Security Holder acting as principal for his own account through market transactions on Nasdaq, in one or more negotiated transactions at negotiated prices, or otherwise. The sale of Shares may be offered to or through underwriters, brokers or dealers, and such underwriters, brokers or dealers may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Security Holder and/or the purchasers of the Shares for whom they act as agent. The Selling Security Holder and any underwriters, brokers or dealers that participate in the distribution of the Shares may, the Company not so conceding, be deemed to be underwriters and any compensation received by them and any provided pursuant to the sale of the Shares by them might be deemed to be underwriting discounts and commissions under the Securities Act. In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

        There can be no assurances that the Selling Security Holders will sell any or all of the Shares offered hereunder.


                          DESCRIPTION OF COMMON STOCK

        The Shares offered hereby are shares of Common Stock, $.001 par value, of the Company. Holders of Common Stock are entitled to one vote per share, to receive dividends when and if declared by the Board of Directors and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of liquidation. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of Common Stock are duly authorized, fully paid and nonassessable. The holders of Common Stock do not have cumulative voting rights. The holders of a majority of the shares of Common Stock can elect all the directors and can control the management and affairs of the Company. While the Board of Directors has authority, within certain limitations, to issue shares of Preferred Stock which would have one or more preferences over the Common Stock, no Preferred Stock is currently outstanding and the Company has no present plans to issue any Preferred Stock.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents heretofore filed with the Commission by the Company are incorporated in this Prospectus by reference:

    1. The Company's Registration Statement on Form S-1 (File No. 33-98722) under the Securities Act, in the form declared effective on December 13, 1995;

    2.   The Company's Current Report on Form 8-K, dated January 8, 1996;

    3. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995 and March 31, 1996;

    4. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed October 31, 1995 pursuant to
         Section 12 of the Exchange Act, including any subsequent amendments thereto and any reports filed for the purpose of updating such descriptions; and

    In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statement, of which this Prospectus forms a part, which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to the Chief Financial Officer, Kensey Nash Corporation, 55 East Uwchlan Avenue, Suite 204, Exton, Pennsylvania 19341. The Company's telephone number is (610) 524-0188.


                                 LEGAL MATTERS

    Certain legal matters with respect to the validity of the Common Stock offered hereby have been passed upon for the Company by Katten Muchin & Zavis, a partnership including professional corporations, Chicago, Illinois. Certain current and former partners of Katten Muchin & Zavis have interests in an investment partnership that owns 50,000 shares of Common Stock.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents heretofore filed with the SEC by the Company are incorporated in this Registration Statement by reference:

    1.   The Company's Registration Statement on Form S-1 (File No.
         33-98722) under the Securities Act, in the form declared effective on December 13, 1995;

    2.   The Company's Current Report on Form 8-K, dated January 8, 1996;

    3. The Company's Quarterly Reports on Form 10-Q for the quarter ended December 31, 1995 and March 31, 1996;

    4. The description of the Company's Common Stock, $.001 par value (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed October 31, 1995 pursuant to Section 12 of the Exchange Act, including any subsequent amendments thereto and any reports filed for the purpose of updating such descriptions; and

    In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article XII of the Company's Second Amended and Restated Certificate of Incorporation provides that the Company shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. The Company has entered into indemnity agreements with each of its directors. These agreements may require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification and to obtain directors' liability insurance if available on reasonable terms.

    In addition, Article XII of the Company's Second Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derives an improper personal benefit.

    Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

    The Company has obtained a directors' and officers' liability insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.


ITEM 8.  EXHIBITS.

    4.1 Second Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File Number 33-98722 (the "IPO Registration Statement").

    4.2 Amended and Restated By-laws of the Company, incorporated by reference to Exhibit 3.2 to the IPO Registration Statement.

    4.3  Form of Kensey Nash Corporation Employee Common Stock Settlement Plan.

    4.4 Kensey Nash Corporation Non-Employee Directors' Stock Option Plan and form of Stock Option Agreement, incorporated by reference to Exhibit
         10.2 to the IPO Registration Statement.

    4.5 Kensey Nash Corporation Employee Stock Incentive Plan and form of Stock Option Agreement, incorporated by reference to Exhibit 10.1 to the IPO Registration Statement.

    5 Opinion of Katten Muchin & Zavis as to the legality of the shares of common stock being offered under the Plans.

    23.1 Consent of Deloitte & Touche LLP, independent accountants.

    23.2 Consent of Katten Muchin & Zavis (contained in their opinion filed as Exhibit 5).

    24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         1.      The Company hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution required to be but not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment and each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, State of Pennsylvania, on this 14th day of May, 1996.

                            KENSEY NASH CORPORATION

                            By:     /s/ Joseph W. Kaufmann
                                    ------------------------
                                        Joseph W. Kaufmann
                                        President and Chief
                                        Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Joseph W. Kaufmann and Douglas G. Evans and, each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 1996.

         SIGNATURE                              TITLE
----------------------    ---------------------------------------------------
                          Chief Executive Officer, President, Chief Financial
 /s/ Joseph W. Kaufmann   Officer, Secretary (Principal Executive Officer,
-----------------------   Financial Officer and Accounting Officer)
     Joseph W. Kaufmann   and a Director

  /s/ Kenneth R. Kensey   Chairman of the Board
-----------------------
 Kenneth R. Kensey, M.D

     /s/ John E. Nash     Vice Chairman of the Board and Executive Vice
-----------------------   President
    John E. Nash, P.E.

   /s/ Douglas G. Evans   Chief Operating Officer and Director
-----------------------
 Douglas G. Evans, P.E.

    /s/ Robert J. Bobb    Director
-----------------------
      Robert J. Bobb

  /s/ Harold N. Chefitz   Director
-----------------------
    Harold N. Chefitz

/s/ Walter R. Maupay, Jr. Director
-----------------------
  Walter R. Maupay, Jr.

                                 EXHIBIT INDEX



                                                                                               SEQUENTIAL
 EXHIBIT                                                                                          PAGE
 NUMBER                                          DESCRIPTION                                      NUMBER
---------    ------------------------------------------------------------------------------    ----------
    4.3      Form of Kensey Nash Corporation Employee Common Stock Settlement Plan.

    5        Opinion  of Katten Muchin & Zavis as to the  legality of the shares of common stock being offered under the Plans.

   23.1      Consent of Deloitte & Touche LLP, independent accountants.

   23.2      Consent of Katten Muchin & Zavis (contained in their opinion filed as Exhibit 5).

   24        Power of Attorney (included on the signature page of this Registration Statement).